Exhibit 10.28
THE McGRAW-HILL COMPANIES, INC.
(Amendment of benefit payment provisions under The McGraw-Hill Companies, Inc.
and Standard & Poor’s Employee Retirement Plan Supplements)

Subject;	Adoption of amendments to the following nonqualified retirement plans (collectively, the “Plans”):
1.	The McGraw-Hill Companies, Inc. Employee Retirement Plan Supplement (the “MH Plan”); and

2.	Standard & Poor’s Employee Retirement Plan Supplement (the “S&P Plan”).

Recommendation:	That, effective as January 1, 2007, the Plans be amended by the adoption of the amendments in substantially the form set forth on Exhibits A and B attached hereto and incorporated herein by reference.

Summary:	The amendments provide that the payment of benefits under the Plans will commence upon the later of:

•	the first anniversary of the participant’s separation from service; and

•	the participant’s attaining (A) age 62, if the participant has completed ten years of continuous service and is not due a benefit under the McGraw-Hill Broadcasting Company, Inc. Employee Retirement Income Plan, or (B) age 65.

The amendments have been prepared by outside counsel, Shearman & Sterling LLP.

Recommended by:	/s/ Marty Martin	Date: 12/6/2006

Marty Martin
Vice President
Employee Benefits

Approved on behalf of the	/s/ David L. Murphy	Date: 12/8/2006

Board of Directors of The	David L. Murphy
McGraw-Hill Companies, Inc.	Executive Vice President
Human Resources

AMENDMENT TO
THE MCGRAW-HILL COMPANIES, INC. AND STANDARD & POOR’S
EMPLOYEE RETIREMENT PLAN SUPPLEMENTS
     WHEREAS, The McGraw-Hill Companies, Inc. and Its Subsidiaries (the “Corporation”) sponsors and maintains The McGraw-Hill Companies, Inc. Employee Retirement Plan Supplement (the “MH Plan”) and the Standard & Poor’s Employee Retirement Plan Supplement (the “S&P Plan” and, collectively with the MH Plan, the “Plans”);
     WHEREAS, Sections 5.02 of the MH Plan and the S&P Plan provide that the Board of Directors (the “Board”) of The McGraw-Hill Companies, Inc. may cause such Plans to be amended at any time and from time to time, prospectively or retroactively;
     WHEREAS, by resolution dated January 29, 2003, the Board and the Compensation Committee of the Board each authorized the Executive Vice President — Human Resources of The McGraw-Hill Companies, Inc. to adopt amendments to the Plans; and
     WHEREAS, the Corporation believes it is appropriate and desirable to amend the Plans in the manner set forth below;
     NOW, THEREFORE, BE IT;
     RESOLVED that, effective as of the date indicated, the MH Plan shall be and is hereby amended as set forth in Exhibit A attached hereto and incorporated herein by reference;
     FURTHER RESOLVED that, effective as of the date indicated, the S&P Plan shall be and is hereby amended as set forth in Exhibit B attached hereto and incorporated herein by reference;
     FURTHER RESOLVED that the proper officers of the Corporation (a) notify participants in the Plans of the resolutions approved herein as may be appropriate or required by applicable law and (b) take such other steps as may be necessary, proper or desirable to carry out the intent of these preambles and resolutions, including, without limitation, the distribution of employee notices, amendment of the Plans, and the taking of such action or delivery of any such document or instrument to be conclusive evidence that the taking of such action or execution and delivery of any such document or instrument was deemed necessary and appropriate in connection with the actions contemplated hereby; and
     FURTHER RESOLVED that all actions taken on behalf of the Corporation by any officer, employee, director or agent of the Corporation prior to the date hereof in connection with any and all of the above resolutions are hereby expressly confirmed, approved, ratified and adopted as the actions of the Corporation, effective as of the applicable date or dates thereof.

Exhibit A
Statement of Amendment to
The McGraw-Hill Companies, Inc. Employee Retirement Plan Supplement (the “Plan”)
     1. Effective as of January 1, 2007, Section 4.03(a) is amended by deleting it in its entirety and replacing it with the following:
     (a) Subject to the other provisions of this Section 4,03 and Section 4.04, and except as would violate the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code, the Benefits provided by this Article IV shall be paid to a Participant in accordance with the following:
(i)	The Benefits shall be paid in the same form as the Participant’s employer-provided benefits under ERP.

(ii)	The Benefits shall be paid commencing on the first day of the calendar month following the later of (A) the first anniversary of the separation from service of the Participant within the meaning of Section 409A(a)(2) of the Code; and (B) as the case may be, the Participant’s attaining (1) age 62, if the Participant completed ten years of Continuous Service and is not due a benefit under ERIP, or (2) age 65.
The Benefits provided by this Article IV shall be paid in accordance with the foregoing to a Participant’s beneficiary in the event of the death of the Participant, if such beneficiary is entitled to benefits under the provisions of ERP.
     2. Except as expressly amended hereby, the Plan is ratified and confirmed in all respects.

A-1

Exhibit B
Statement of Amendment to
Standard & Poor’s Employee Retirement Plan Supplement (the “Plan”)
     1. Effective as of January 1, 2007, Section 4.03(a) is amended by deleting it in its entirety and replacing it with the following:
     “(a) Subject to the other provisions of this Section 4.03 and Section 4,04, and except as would violate the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code, the Benefits provided by this Article IV shall be paid to a Participant in accordance with the following:
(i)	The Benefits shall be paid in the same form as the Participant’s employer-provided benefits under ERP.

(ii)	The Benefits shall be paid commencing on the first day of the calendar month following the later of (A) the first anniversary of the separation from service of the Participant within the meaning of Section 409A(a)(2) of the Code; and (B) as the case may be, the Participant’s attaining (1) age 62, if the Participant completed ten years of Continuous Service, or (2) age 65.
The Benefits provided by this Article IV shall be paid in accordance with the foregoing to a Participant’s beneficiary in the event of the death of the Participant, if such beneficiary is entitled to benefits under the provisions of ERP.”
2.	Except as expressly amended hereby, the Plan is ratified and confirmed in all respects.

B-1